Exhibit 99.1

Release:IMMEDIATE

SNAP-ON PROMOTES NICHOLAS T. PINCHUK TO PRESIDENT AND
CHIEF OPERATING OFFICER

Pinchuk Appointed to Board, Expanding to Eleven Directors

KENOSHA, Wis. — April 24, 2007 — Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, diagnostics and equipment solutions for professional users, today announced that Nicholas T. Pinchuk, most recently senior vice president and president of Snap-on’s Worldwide Commercial and Industrial Group, has been promoted to president and chief operating officer of the company. Prior to his promotion, the position of president had been held by Jack Michaels, Snap-on’s chairman and chief executive officer.

Mr. Pinchuk has also been appointed to the company’s board, expanding it to eleven directors, nine of whom are independent. Mr. Pinchuk will be nominated for election by shareholders in connection with the company’s 2008 Annual Meeting of Shareholders.

“With the support of our 12,400 associates world-wide, we have made significant progress in improving the financial and operating performance of our company. Today, Snap-on is the clear brand leader in the markets we serve, and our franchisee network is stronger than ever,” said Mr. Michaels. “Nick’s appointment capitalizes on the deep management team we have established and will help sustain our positive momentum well into the future.

“Nick has a solid record of accomplishment both here at Snap-on and in his previous roles. He also has a clear understanding of our goals as well as our strategies to achieve them. I look forward to working with Nick as our new chief operating officer to further hone these strategies and reach new levels of growth and profitability,” continued Mr. Michaels.

“I am honored by the confidence that Jack and the board have shown in me and share their vision of ensuring that Snap-on is the most valued productivity solutions provider in the world,” said Mr. Pinchuk. “Due to the actions we’ve taken to enhance our value proposition for customers and franchisees, the Corporation is well-positioned for success around the world. I look forward to working with Jack and the entire leadership team, and franchisees as we go forward to realize Snap-on’s extraordinary potential.”

Mr. Pinchuk has served as senior vice president and president of Snap-on’s Worldwide Commercial and Industrial Group since June 2002. Prior to joining Snap-on, Mr. Pinchuk served in several executive operational and financial management positions at United Technologies Corporation, including president, Global Refrigeration Operations of its Carrier Corporation unit and president of Carrier’s Asia-Pacific Operations. Before Carrier, he held various financial and engineering positions at the Ford Motor Company. He held the rank of First Lieutenant in the United States Army from 1970 to 1971.

Mr. Pinchuk serves on the board of directors of Columbus McKinnon Corporation. He has a Master and Bachelor of Science in Electrical Engineering from Rensselaer Polytechnic Institute and also received a Master of Business Administration from Harvard.

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About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, diagnostics and equipment solutions for professional users. Product lines include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle manufacturers, dealerships and repair centers, as well as customers in industry, government, agriculture and construction. Products are sold through its franchisees, company-direct sales and distributor channels, as well as over the Internet. Founded in 1920, Snap-on is a $2.5 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

For additional information on Snap-on, visit www.snapon.com.

Forward-looking Statements

This news release contains statements that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties. In particular, the changes in management inherently may impact Snap-on’s business and operations which could affect Snap-on’s results of operations and prospects. For further information about Snap-on’s forward looking statements and related cautionary factors, please see “forward-looking statements” in our contemporary press release regarding fiscal first quarter financial results.

Contacts

Investors Martin M. Ellen 262-656-6462	Media Richard Secor 262-656-5561